Exhibit 10.2

AMENDMENT TO SERVICE AGREEMENT

This Amendment to Service Agreement (this “Agreement”), effective October 1, 2008, (the “Effective Date”), is by and among, TRANSATLANTIC PETROLEUM CORP., an Alberta corporation, and its subsidiaries (“TransAtlantic”) and LONGFELLOW ENERGY, LP, a Texas limited partnership, VIKING DRILLING, LLC, a Nevada limited liability company, LONGE ENERGY LIMITED, a Bermuda limited liability company, MEDOIL SUPPLY LLC, a Texas limited liability company, and RIATA MANAGEMENT, LLC, an Oklahoma limited liability company, and their subsidiaries (collectively, the “Riata Entities”).

RECITALS:

WHEREAS, TransAtlantic and the Riata Entities entered into that certain Service Agreement dated effective May 1, 2008 (the “Service Agreement”) in connection with TransAtlantic’s expanding scope of operations;

WHEREAS, TransAtlantic and the Riata Entities wish to amend the Service Agreement to add MedOil Supply LLC as a party to the Service Agreement and to clarify the purchase and transport of oilfield equipment and consumables by the Riata Entities on behalf of and for the benefit of TransAtlantic as a service to be provided;

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto (collectively, the “Parties” and each individually a “Party”) agree as follows:

1. Section 1.01 of the Service Agreement is hereby amended by deleting subsections (c) through (f) and replacing them with the following:

“c.	the purchasing and transportation of oilfield equipment and consumables;
d.	the provision of consultation with respect to debt and/or equity financings;
e.	the documentation of domestic and international oil and gas transfers and transactions;
f.	the preparation, review and negotiation of contracts; and
g.	the provision of such other services related to items (a) through (f) as TransAtlantic or the Riata Entities may reasonably request and which the Party providing the service has the capability to perform.”

2. MedOil Supply LLC, a limited liability company organized under the laws of the State of Texas, is hereby added as a Party to the Service Agreement.

3. Except as modified and amended hereby, the Parties acknowledge and agree that the Service Agreement remains in full force and effect.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first above written, to be effective, however, as of the Effective Date hereof.

TRANSATLANTIC:

TransAtlantic Petroleum Corp. An Alberta Corporation

By:	/s/ Scott C. Larsen
Scott C. Larsen, President

RIATA ENTITIES:

Longfellow Energy, LP A Texas limited partnership By: Deut 8, LLC, Its General Partner

By:	/s/ Malone Mitchell, 3rd
Malone Mitchell, 3rd, Manager

Viking Drilling, LLC A Nevada limited liability company

By:	/s/ Malone Mitchell, 3rd
Malone Mitchell, 3rd, Manager

Longe Energy Limited A Bermuda limited liability company

By:	/s/ Malone Mitchell, 3rd
Malone Mitchell, 3rd, President

Riata Management, LLC An Oklahoma limited liability company

By:	/s/ Malone Mitchell, 3rd
Malone Mitchell, 3rd, Manager

MedOil Supply, LLC A Texas limited liability company

By:	/s/ Malone Mitchell, 3rd
Malone Mitchell, 3rd, Manager